Exhibit (d.6)

SCHEDULE A

Master Advisory Fee Waiver Agreement

(Amended as of December 6, 2011)

(all percentages are expressed as a percentage of average daily net assets):

Fund	Contractual Advisory Fee	Advisory Fee Waiver	Last Day of Term
iShares MSCI All Country Asia ex Japan Index Fund	0.72%	With respect to each such Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by such Fund in other series of iShares Trust, iShares, Inc. and iShares MSCI Russia Capped Index Fund, Inc.	June 30, 2013

iShares S&P Emerging Markets Infrastructure Index Fund	0.75%	With respect to each such Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by such Fund in other series of iShares Trust, iShares, Inc. and iShares MSCI Russia Capped Index Fund, Inc.,	June 30, 2013

iShares S&P National AMT-Free Municipal Bond Fund	0.25%	With respect to each such Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by such Fund in other series of iShares Trust, iShares, Inc. and iShares MSCI Russia Capped Index Fund, Inc.	June 30, 2013

iShares MSCI ACWI Index Fund	0.35%	With respect to each such Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by such Fund in other series of iShares Trust, iShares, Inc. and iShares MSCI Russia Capped Index Fund, Inc.	June 30, 2013

iShares MSCI ACWI ex US Index Fund	0.35%	With respect to each such Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by such Fund in other series of iShares Trust, iShares, Inc. and iShares MSCI Russia Capped Index Fund, Inc.	June 30, 2013

iShares MSCI Emerging Markets Latin America Index Fund	0.68%	With respect to each such Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by such Fund in other series of iShares Trust, iShares, Inc. and iShares MSCI Russia Capped Index Fund, Inc.	December 31, 2014

(all percentages are expressed as a percentage of average daily net assets)

Fund	Contractual Advisory Fee	Advisory Fee Waiver	Net Advisory Fee After Waiver	Last Day of Term
iShares S&P Conservative Allocation Fund	0.25%	0.14%	0.11%	June 30, 2013
iShares S&P Moderate Allocation Fund	0.25%	0.14%	0.11%	June 30, 2013
iShares S&P Growth Allocation Fund	0.25%	0.14%	0.11%	June 30, 2013
iShares S&P Aggressive Allocation Fund	0.25%	0.14%	0.11%	June 30, 2013
iShares S&P Target Date Retirement Income Index Fund	0.25%	0.14%	0.11%	June 30, 2013
iShares S&P Target Date 2010 Index Fund	0.25%	0.14%	0.11%	June 30, 2013
iShares S&P Target Date 2015 Index Fund	0.25%	0.14%	0.11%	June 30, 2013
iShares S&P Target Date 2020 Index Fund	0.25%	0.14%	0.11%	June 30, 2013
iShares S&P Target Date 2025 Index Fund	0.25%	0.14%	0.11%	June 30, 2013
iShares S&P Target Date 2030 Index Fund	0.25%	0.14%	0.11%	June 30, 2013
iShares S&P Target Date 2035 Index Fund	0.25%	0.14%	0.11%	June 30, 2013
iShares S&P Target Date 2040 Index Fund	0.25%	0.14%	0.11%	June 30, 2013
iShares S&P Target Date 2045 Index Fund	0.25%	0.14%	0.11%	June 30, 2013
iShares S&P Target Date 2050 Index Fund	0.25%	0.14%	0.11%	June 30, 2013
iShares MSCI EAFE Minimum Volatility Index Fund	0.35%	0.15%	0.20%	December 31, 2014
iShares MSCI Emerging Markets Latin America Index Fund	0.68%	0.19%	0.49%	December 31, 2014

ISHARES TRUST on behalf of each FUND		BLACKROCK FUND ADVISORS

By:	/s/ Eilleen Clavere	By:	/s/ Edward Baer
	Eilleen Clavere Secretary, iShares Trust		Edward Baer Managing Director

		By:	/s/ Michael Latham
Michael Latham Managing Director

Dated: December 6, 2011

[Signature Page to Amended Schedule A of Master Advisory Fee Waiver Agreement]